UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 7, 2018

UA GRANITE CORPORATION
 (Exact Name of Registrant as Specified in its Charter)

Nevada	333-189414	80-0899451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31C Principal Torre Alta, San Felipe, Puerto Plata, Dominican Republic EH009E3	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (809) 223-2353

Former Name or Former Address, if Changed Since Last Report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Binding Letter of Intent

On March 7, 2018, UA Granite Corporation, a Nevada corporation (the "Company"), entered into a Binding Letter of Intent (the "LOI") with Vortex Blockchain, LLC, an Iowa limited liability company ("Vortex"), in connection with a proposed reverse acquisition transaction between the Company and Vortex, whereby the Company will issue approximately 65,000,000 shares of its common stock to the members of Vortex in exchange for all the outstanding membership interests of Vortex (the "Share Exchange").  Pursuant to the terms of the proposed Share Exchange, Vortex will become a wholly owned subsidiary of the Company.  Vortex operates as a cryptocurrency holding company engaged in the business of mining crypto assets.

Pursuant to the LOI, the terms and conditions of the Share Exchange shall be set forth in a formal definitive agreement (the "Definitive Agreement") containing customary representations and warranties, covenants and indemnification provisions, to be negotiated by the parties and entered into within thirty (30) days after the effective date of the LOI, or on or before April 6, 2018.

The closing of the Share Exchange (the "Closing") shall occur on or before thirty (30) days from the date on which Vortex completes an audit of its financial statements as required to be filed by the Company upon the Closing in accordance with U.S. securities laws, and obtains approval by Vortex's members of the Definitive Agreement and the transactions contemplated thereunder and under the LOI.

After the Closing, the Company will be managed by Vortex's current management and board of directors, and the existing board of directors and officers of the Company will resign.  Immediately prior to the Closing, the Company will have no more than 10,000,000 shares of common stock issued and outstanding.

Pursuant to the LOI, the Company agreed to make advances in the amount of up to $1,500,000 (the "LOI Advances") to Vortex, subject to the terms and conditions set forth in one or more secured promissory notes and security agreements.  An initial advance of $750,000 is due within five (5) business days following March 7, 2018, and the remaining $750,000 is subject to completion or waiver by the Company of the following conditions: (a) completion by Vortex of the audit of its financial statements as required to be filed by the Company upon the Closing; (b) evidence that Vortex has access to at least 1,000 Bitmain S9 miners directly from Bitmain; (c) a valid power contract confirming both the available power on the property under which Vortex operates and the cost per kilowatt; and (d) a valid lease agreement for the property under which Vortex operates.

The foregoing description of the LOI does not purport to be complete, and is qualified in its entirety by reference to the full text of the LOI filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

Secured Promissory Note and Security Agreement

On March 7, 2018, the Company and Vortex entered into a Secured Promissory Note in the principal amount of $750,000 representing an LOI Advance (the "Promissory Note").  The failure of the parties to close the Share Exchange on or before June 8, 2018 will constitute an event of default under the Promissory Note, in which case the entire outstanding principal amount and all accrued and unpaid interest thereon shall become due and payable to the Company.  The principal amount of the Promissory Note, together with all accrued and unpaid interest at the rate of 8.25% per annum, shall become fully due and payable upon maturity, which is defined as the first to occur of (a) an event of default, (b) the closing of the Share Exchange, as contemplated by the LOI, or six (6) months from the date of termination of the LOI by the Company.  If the Closing occurs, the Promissory Note shall be cancelled as an intercompany loan in connection with the transaction, and all obligations of Vortex to repay the outstanding principal and accrued interest under the Promissory Note shall be extinguished.

The payment and performance obligations of Vortex under the Promissory Note are secured pursuant to the terms and conditions set forth in a Security Agreement dated March 7, 2018, by and between the Company and Vortex (the "Security Agreement").  Pursuant to the Security Agreement, Vortex granted the Company a security interest in all the personal property of Vortex, including, without limitation, all accounts, monies, chattel paper, documents, equipment, general intangibles, goods, inventory, investment property, securities, insurance claims and proceeds, commercial tort claims, letter of credit rights and other contract rights, leases and rentals, and all products and proceeds of the foregoing collateral.  Upon the Closing, the Security Agreement shall cease to exist, and all necessary releases as to any secured items shall be provided by the Company immediately thereafter.

The foregoing descriptions of the Promissory Note and Security Agreement do not purport to be complete, and are qualified in their entirety by reference to the full text of the Promissory Note and Security Agreement filed as Exhibits 10.2 and 10.3, respectively, attached hereto and incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

Effective March 9, 2018, the Company issued 750,000 shares of its common stock to Mr. Angel Luis Reynoso Vasquez, the current President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and sole director of the Company.  The shares were issued in exchange for services provided to the Company.  The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

Effective March 9, 2018, Mr. Myroslav Tsapaliuk, the former majority stockholder and former officer and director of the Company, surrendered 5,000,000 shares of common stock of the Company held in his name for cancellation following his resignation from all positions as an officer and director of the Company.  Also effective March 9, 2018, the Company issued 750,000 shares of its common stock to Mr. Vasquez, the current President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and sole director of the Company, in exchange for services provided to the Company.  As a result of the cancellation of 5,000,000 shares of common stock previously held by Mr. Tsapaliuk and the issuance of 750,000 shares of common stock to Mr. Vasquez, Mr. Vasquez became the majority stockholder of the Company and beneficial owner of approximately 53.57% of the outstanding voting securities of the Company.

There are no arrangements or understandings among the members of the former and new control groups and their associates with respect to the election of directors or other matters.  Other than the closing of the proposed Share Exchange described above, the Company is not aware of any arrangements which may at a subsequent date result in a change in control of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Binding Letter of Intent dated March 7, 2018, by and between UA Granite Corporation and Vortex Blockchain, LLC.
10.2	Secured Promissory Note dated March 7, 2018, by and between Vortex Blockchain, LLC and UA Granite Corporation.
10.3	Security Agreement dated March 7, 2018, by and between Vortex Blockchain, LLC and UA Granite Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UA GRANITE CORPORATION
a Nevada Corporation

Date: March 13, 2018	By:	/s/ Angel Luis Reynoso Vasquez
Angel Luis Reynoso Vasquez
President

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